                                                                   Exhibit 10(i)

          SECOND AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE BENEFIT
                        AND CHANGE IN CONTROL AGREEMENT
                        -------------------------------


          THIS SECOND AMENDED AND RESTATED AGREEMENT ("Agreement"), made this 17th day of June, 1996, between DAUPHIN DEPOSIT CORPORATION, a Pennsylvania corporation, having its principal office at 213 Market Street, Harrisburg, Pennsylvania 17101 ("Corporation"), and CHRISTOPHER R. JENNINGS, an individual, presently residing at 1051 Knoll Drive, Hummelstown, Pennsylvania 17036 who is employed by the Corporation as its Chief Executive Officer (the "Executive").

          WHEREAS, the Corporation and the Executive entered into an Amended and Restated Supplemental Executive Benefit and Change in Control Agreement on October 15, 1992 (the "First Amended and Restated Agreement"); and

          WHEREAS, the Corporation and the Executive desire to make certain changes to the First Amended and Restated Agreement and, in connection therewith, to completely amend and restate the First Amended and Restated Agreement.

          NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the Executive and the Corporation agree that the Amended and Restated Supplemental Executive Benefit and Change in Control Agreement dated October 15, 1992 is hereby amended and restated to read in its entirety as follows:

          SECTION I:  Supplemental Retirement Income.

     A.   Amount of Benefit.
          -----------------

          (1)  Retirement Prior to Age 65.
               --------------------------

               If the Executive is Continuously Employed by the Corporation from April 16, 1987 to the date on which he attains age fifty-five (55) and has completed five (5) years of "Dauphin vesting service," as defined in and credited to the Executive under the Dauphin Deposit Corporation Pension Plan, he may retire as of the first day of the month following the date he attains age fifty-five (55) and has completed five (5) years of "Dauphin vesting service" or upon such later date prior to attaining age sixty-five (65).

               Commencing upon the date of such retirement, the Corporation will pay the Executive a supplemental benefit for his services prior to retirement. The annual amount of such supplemental retirement income shall be equal to the greater of the following two alternatives, reduced, however, by the early retirement factors in effect at that time under the Dauphin Pension Plan:

               (i) (a) 55% of the Executive's average annual compensation for the five (5) consecutive calendar years included in the Executive's period of service with the Corporation which yield the highest average. The calendar years used for purposes of computing benefits under this Paragraph shall include, if applicable, the calendar year in which the Executive was first employed by the Corporation and the calendar year in which the Executive retires. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect as of January 1 of a calendar year plus any bonuses or annual incentive cash compensation earned by the Executive for the immediately preceding calendar year, less

                    (b) the total of the annual benefits payable to the Executive under the Dauphin Pension Plan, assuming that he remained employed until age 65 at the rate of compensation in effect on the date he ceases to be an Employee, and less

                    (c) the Primary Social Security benefit which the Executive would be entitled to receive upon retirement at age 65 under Title II of the Social Security Act in effect on the date an Executive ceases to be an Employee assuming he remained employed at a rate of compensation in effect on the date he ceases to be an Employee, and less

                    (d)  $12,145   .
                         ----------

               (ii) (a)  the annual benefit calculated under the terms
          of the Dauphin Pension Plan but based on benefit service as is credited to the Executive under the Dauphin Pension Plan plus 10 years. For purposes of this Paragraph, the Dauphin Pension Plan annual benefit calculation shall be calculated by: (1) utilizing the definition of compensation as contained in Section I(A)(1)(i)(a);
          and (2) disregarding the compensation limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or any other subsequent amendment to the Internal Revenue Code of
          1986, as amended, which serves to limit compensation under qualified retirement plans, less

                    (b)  $12,145    , and less
                         -----------

                    (c)  the Dauphin Pension Benefit.

          For purposes of this Section I.A.(1), the maximum annual supplemental benefit, calculated as a single life annuity, shall not exceed 70% of the Executive's compensation for the last full calendar year before retirement less $12,145.00, less the Dauphin Pension Benefit and less the Primary Social Security Benefit. For purposes of this paragraph, compensation shall mean compensation which was paid by the Corporation to the Executive and includable in the gross income of the Executive for the last full calendar year before retirement.

               No benefit shall be payable hereunder while the Executive is disabled as defined in Section III.B.

          (2)  Retirement At or After Age 65.
               -----------------------------

               If the Executive is Continuously Employed by the Corporation from the date of this Agreement to the date on which the Executive attains age sixty-five (65), the Executive may retire from active, daily employment as of the first day of the month following his 65th birthday, or upon such later date as may be mutually agreed upon by the Executive and the Corporation.

               Commencing upon the date of such retirement, the Corporation will pay the Executive supplemental retirement income for his services prior to his retirement. The amount of such supplemental retirement income shall be equal to the greater of the following two alternatives:

               (i) (a) 55% of the Executive's average annual compensation for the five (5) consecutive calendar years included in the Executive's period of service with the Corporation which yield the highest average. The calendar years used for purposes of computing benefits under this Paragraph shall include, if applicable, the calendar year in which the Executive was first employed by the Corporation and the calendar year in which the Executive retires. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect as of January 1 of a calendar year plus any bonuses or annual incentive cash compensation earned by the Executive for the immediately preceding calendar year, less

                    (b) the total of the annual benefits payable to the Executive under the Dauphin Pension Plan, less

                    (c)  Primary Social Security, and less

                    (d)  $12,145   .
                         ----------

               (ii) (a)  The annual benefit calculated under the terms
          of the Dauphin Pension Plan but based on benefit service as is credited to the Executive under the Dauphin Pension Plan plus 10 years. For purposes of this Paragraph, the Dauphin Pension Plan annual benefit calculation shall be calculated by: (1) utilizing the definition of compensation as contained in Section I(A)2(i)(a); and
          (2) disregarding the compensation limitation of Section 401(a)(17)
          of the Internal Revenue Code of 1986, as amended, or any other subsequent amendment to the Internal Revenue Code of 1986, as amended, which serves to limit compensation under qualified retirement plans, less

                    (b)  $12,145    , and less
                         -----------

                    (c)  the Dauphin Pension Benefit.

          For purposes of this Section I.A.(2), the maximum annual supplemental benefit, calculated as a single life annuity, shall not exceed 70% of the Executive's compensation for the last full calendar year before retirement less $12,145.00, less the Dauphin Pension Benefit and less the Primary Social Security Benefit. For purposes of this paragraph, compensation shall mean compensation which was paid by the Corporation to the Executive and includable in the gross income of the Executive for the last full calendar year before retirement.

          (3)  Definitions.
               -----------

               (i) For the purposes of this Section "Primary Social Security" shall mean the monthly Primary Insurance Amount payable at age 65 under Social Security multiplied by twelve. The Primary Insurance Amount will be calculated as of the date of retirement or termination or as of age 65, if earlier, based upon provisions of the Social Security Act in effect at that date. In determining this amount, all earnings subject to Social Security taxes prior to the date of termination will be used.

               (ii) For purposes of this Agreement, the phrase "Continuously Employed" shall include periods when the Executive qualifies for disability payments under Section III of this Agreement and Leaves of Absences of up to two years. A "Leave of Absence" shall mean any temporary absence from active employment authorized by the Corporation for disability, education, family sickness, military purposes or other similar reasons.

              (iii) For purposes of calculations under this Section, annual benefits under the Dauphin Pension Plan shall be determined pursuant to the Dauphin Pension Plan's single life annuity option.

     B.   Payment of Benefit.
          ------------------

          The benefit shall be payable in equal monthly installments for the lifetime of the Executive, unless he chooses one of the following alternative payment options:

          (1)  50% Joint and Survivor Annuity Option.
               -------------------------------------

               The Executive will receive an actuarially reduced benefit for his lifetime. At his death, his spouse will receive one-half of that amount until her subsequent death.

          (2)  75% Joint and Survivor Annuity Option.
               -------------------------------------

               The Executive will receive an actuarially reduced benefit for his lifetime. At his death, his spouse will receive three-fourths of that amount until her subsequent death.

          (3)  100% Joint and Survivor Annuity Option.
               --------------------------------------

               The Executive will receive an actuarially reduced benefit for his lifetime and his spouse will receive the same benefit amount until her subsequent death.

               Alternate payment options shall be determined utilizing actuarial and present value assumptions set forth in the Dauphin Pension Plan.

     C.   Executive Contribution.
          ----------------------

          The Executive acknowledges that he will not be required to make any monetary investment in the Corporation nor give any consideration, other than employment, to the Corporation, in return for the benefit provided under this
Section I.

     D.   Corporation's Funding.
          ---------------------

          The Corporation shall not be required to fund the potential obligations under this Section I or to pledge assets as security for its performance hereunder.

     E.   Certain Events.
          --------------

          Subject to the provisions of Section V.A., but notwithstanding the age condition in Section I.A.(1), in the event (a) the Corporation terminates the Executive's employment other than for Cause (as defined below); or (b) the Executive terminates his employment for Good Reason (as defined below), in any case at any time after the Executive has satisfied the five years of Dauphin vesting service requirement under Section I.A.(1), the Executive shall be entitled to receive a supplemental retirement income benefit under Section I.A.(1) of the Agreement upon his attainment of age fifty-five
(55). For purposes of this Section I.E., "Cause" shall mean that (i) the Executive has been found guilty of a felony or has committed and been found guilty of committing a fraudulent act that, in either case, in the reasonable judgment of a majority of the Corporation's board of directors, adversely affects the Corporation's interests in a material respect, or (ii) in the reasonable judgment of a majority of the Corporation's board of directors, the Executive, in carrying out his duties and responsibilities to the Corporation, has been willfully and grossly negligent or has committed willful and gross misconduct resulting, in either case in this clause (ii), in material harm to the Corporation. For purposes of this Section I.E., "Good Reason" shall mean (x) a material adverse change in the Executive's title or responsibilities or the assignment to the Executive of any duties inconsistent with his position as Chief Executive Officer of the Corporation (the top tier holding company in the corporate structure); (y) a material reduction in the duties and responsibilities of the Executive or a reduction in the salary of the Executive; or (z) any relocation of the Executive's principal place of work with the Corporation of more than thirty (30) miles.

          In the event the Executive should qualify for a supplemental retirement income benefit under Section I.A.(1) of this Agreement because of his termination of employment for other than Cause or because he terminates his employment for Good Reason under this Section I.E., the calendar years used for purposes of computing benefits under Section I.A.(1)(i)(a) shall include, if applicable, the calendar year in which the Executive was first employed by the Corporation and the calendar year in which the Executive's employment terminates.

                  SECTION II:  Pre-Retirement Death Benefit.
                               ----------------------------

     A.   Amount of Death Benefits.
          ------------------------

          (1)  Death Prior to Age 55.
               ---------------------

               If the Executive's death occurs before the Executive attains the age of fifty-five (55), and while the Executive is either an active Employee of the Corporation or a disabled employee of the Corporation, the Corporation will pay to the Executive's Beneficiary (as defined herein) a sum equal to sixty percent (60%) of the Executive's compensation payable in twelve (12) monthly installments commencing on the first day of the first month following the date of the Executive's death, and one-half of said 60% monthly amount per month commencing with the thirteenth month following the date of the Executive's death and continuing through the one hundred twentieth month following the date of the Executive's death. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect on the Executive's date of death, or date of disability, if applicable, plus any bonuses or annual incentive cash compensation earned by the Executive for the calendar year immediately preceding the Executive's date of death, or date of disability, if applicable.

          (2)  Death At or After Age 55.
               ------------------------

               (i) If the Executive's death occurs after the Executive has attained the age of fifty-five (55) but before he attains the age of sixty-five
(65), and while the Executive is either an active employee of the Corporation or a disabled employee of the Corporation, the Corporation shall pay a death benefit equal to the greater of the following two alternatives:

                    (a) A sum equal to sixty percent (60%) of the Executive's compensation payable in twelve (12) monthly installments commencing on the first day of the first month following the date of the Executive's death, and one-half of said monthly amount per month commencing with the thirteenth month following the date of the Executive's death and continuing in each case only to the month in which the Executive would have attained the age of sixty-five (65). Said amounts to be payable to the Executive's Beneficiary. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect on the Executive's date of death, or date of disability, if applicable, plus any bonuses or annual incentive cash compensation earned by the Executive for the calendar year immediately preceding the Executive's date of death, or date of disability, if applicable.


                    (b) The benefit that would have been payable to his surviving spouse under Section I.A.(1) had the Executive retired early on the day prior to the date of his death and elected to have the actuarial equivalent of such supplemental benefit paid over the joint lives of himself and his spouse under a 100% joint and survivor option. This alternative is only available if the Executive is survived by his spouse. Actuarial factors used in making the foregoing calculation shall be those used in connection with the Dauphin Pension Plan. Said benefit to be payable monthly for the life of the surviving spouse.

               The greater of the benefits shall be determined by the Dauphin Deposit Corporation Compensation Committee and shall be calculated with respect to actuarial and present value assumptions consistent with the Dauphin Pension Plan. The determination of the Dauphin Deposit Corporation Compensation Committee shall be based on reasonable objective standards and shall be final.

               (ii) If a death benefit is paid to an Executive's Beneficiary under Section II.A.(2)(i)(a) and the Executive was married on the date of his death, then an additional monthly death benefit commencing on the first day of the month following the month in which the Executive would have attained age 65 shall be payable to the Executive's spouse, if then living, for her life. The amount of such additional monthly death benefit shall be the same monthly amount, if any, as would have been paid to such spouse had the death benefit originally been computed and paid to said spouse pursuant to Section II.A(2)(i)(b).

              (iii) As used in Paragraph A, Subparagraphs (1) and (2) (i) (a), of this Section, the term "Executive's Beneficiary" shall mean the person or persons designated in writing by the Executive to receive benefits or if no such written designation is made, the Executive's spouse, if living at the date of the payment required hereunder, otherwise to the Executive's issue per stirpes. In the event the Corporation has any doubt as to the proper person or persons entitled to receive payments due hereunder, the Corporation shall have the right to withhold such payments until the matter is decided by a court of competent jurisdiction.

     B.   Termination.
          -----------

          All rights of the Executive under this Section II shall terminate on the date he attains age 65 or the date on which he retires or otherwise (except by reason of death) ceases to be Continuously Employed by the Corporation whichever occurs earlier. However, if the Executive suffers a Disability, all rights of the Executive hereunder shall terminate if such Disability ceases and the Executive fails to return to active employment or he suffers under such Disability for more than fifteen years. For purposes of this paragraph, the term "Disability" shall have the meaning set forth in Section III.B.

                       SECTION III:  Disability Income.
                                     -----------------

     A.   Payment of Disability Benefits.
          ------------------------------

          If the Executive suffers a disability (as defined herein) before the Executive attains the age of sixty-five (65), and while the Executive is an active employee of the Corporation, the Corporation will pay the Executive supplemental disability income, commencing on the first day after the Executive has suffered such disability for a period of thirty (30) consecutive days and continuing to the earlier of that month in which the Executive attains the age of sixty-five (65) years, the date of the Executive's death or that date on which the Executive no longer meets the criteria for disability as described herein.

          The amount of such disability benefit shall be equal to (a) 60% of the Executive's compensation, less (b) the total benefits payable to the Executive under any group disability plan or plans which the Corporation may have in effect at the time of the payment of the benefit and, less (c) social security disability payments received. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect on the date the Executive's disability payments are to commence plus any bonuses or annual incentive cash compensation earned by the Executive for the calendar year immediately preceding the date the Executive's disability payments are to commence.

     B.   Disability Defined.
          ------------------

          For the purposes of this Agreement, an Executive shall be considered disabled if as a result of bodily injury sustained or sickness, he is unable to engage in an occupation for compensation or profit, totally and continuously for a period in excess of thirty (30) days.

          During the first thirty-six (36) months of disability, "occupation" shall mean the Executive's current occupation. After that period, "occupation" means any occupation for which the Executive is or becomes reasonably fitted by education, training or experience.

     C.   Disability to Age 65.
          --------------------

          If the Executive attains age sixty-five (65) while disabled, he shall be entitled to receive a retirement benefit as specified in Section I.A.(2).

           SECTION IV:  Termination Pursuant to a Change in Control.
                        -------------------------------------------
     A.   Definitions.
          -----------

          (1) For purposes of this Agreement, the term "Change in Control" shall mean any of the following:

          (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, provided
                                                                    --------
     that for purposes of this determination, a person shall not be deemed the beneficial owner of securities of which such person has the right to acquire beneficial ownership if such right has not been exercised and such right was acquired directly from the Corporation; or

          (ii) the liquidation or dissolution of the Corporation or Dauphin Deposit Bank and Trust Company (the "Bank") or the occurrence of a sale of all or substantially all of the assets of the Corporation or the Bank to an entity which is not a direct or indirect subsidiary of the Corporation; or

          (iii) the occurrence of a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or (b), the holders of Corporation
               ------
     Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

          (iv) the occurrence of a reorganization, merger, consolidation, or similar transaction of the Corporation, or before any connected series of such transactions, if, upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before or at the time of execution of an agreement providing for such transaction or transactions cease to constitute a majority of the Board of Directors of the Corporation or, in a case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

          (v) any other event which is at any time designated as a "Change in Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of the Executive.


     B.   Compensation Upon Termination Pursuant to a Change in Control.
          -------------------------------------------------------------

          If a Change in Control should occur during the Executive's employment with the Corporation, the Executive shall have the option, to be exercised within one (1) year from the date of the Change in Control (as defined in Section IV.A(1) hereof) to terminate his employment with the Corporation with or without cause. In the event of the termination of the Executive's employment with the Corporation within one (1) year after the date of such Change in Control either by the Executive or the Corporation, the following provisions shall apply:

          (1)   (i)   If the Executive terminates his employment within ninety
(90) days after such Change in Control, or if the Corporation terminates his employment within one (1) year from the date of the Change in Control, the Corporation shall pay the Executive, within thirty (30) days after his termination pursuant to a Change in Control, an amount of compensation equal to
2.99 multiplied by the average annual compensation which was paid by the Corporation to the Executive and includable in the gross income of the Executive during the five (5) taxable years of the Executive ending prior to the termination; and

                (ii) If the Executive terminates his employment more than ninety (90) days after the date of such Change in Control but within one (1) year after such Change in Control, the Corporation shall pay to the Executive an amount equal to that specified in Subparagraph (i) above, reduced by the amount of any salary or bonuses paid to him from the date of the Change in Control to the date of the termination of employment.

          (2) The Corporation shall provide the Executive up to the date on which the Executive attains age 65 or dies, with life, disability and accident and health insurance coverages comparable to employer sponsored plan coverages in effect for the Executive immediately preceding the Executive's termination of employment following a Change in Control. Comparable life, disability and accident and health insurance coverages may be provided to the Executive under:
(a) existing plans or programs in which the Executive participates, or (b) through conversion of group coverage pursuant to any group policy in effect, or
(c) through other available commercial insurance arrangements, if obtainable, for the Executive; provided, however, that to the extent a specific coverage
                   --------  -------
cannot be continued or obtained under either (a), (b) or (c) above, the Executive shall not be entitled to continuation of that specific coverage. The Executive shall continue to be responsible for the cost of comparable insurance coverages following his termination of employment following a Change in Control to the same extent as other similarly situated active employees of the Corporation or the Bank as of the Executive's termination of employment following a Change in Control or, if there are no similarly situated employees, then to the same extent, on a percentage of total cost basis, that Executive was responsible for the cost of available insurance coverages prior to his termination of employment. With respect to health insurance coverage, the Executive's spouse shall also be provided with health insurance coverage for the same period of time as set forth above (regardless of the Executive's death prior to attainment of age 65) and under the same cost sharing method as described above.

          (3) The Corporation shall continue to provide the Executive with the pre-retirement death benefit, described in Section II of this Agreement, until the earlier of: (1) the date the Executive elects to have his supplemental income retirement benefit commence under Section I or (ii) the date the Executive shall attain the age of sixty-five (65) years, said pre-retirement death benefit premised upon the Executive's compensation at the time of termination and assuming that, for purposes of Section II A.(2)(i)(b), the Executive retired on the date of his termination. For purposes of this Paragraph, compensation shall mean the Executive's base salary in effect on the date of the Executive's termination plus any bonuses or annual incentive cash compensation earned by the Executive for the calendar year immediately preceding the date of the Executive's termination; and

          (4) The Executive shall be entitled to a supplemental retirement income benefit under Section I, if he then meets the requirements specified therein. Provided, however, that the Executive shall not be required to meet the years of service requirement for a benefit under Section I.A.(1).

          (5) The Executive shall provide consulting and advisory services to the Corporation for a period of one (1) year following the date of termination of his employment with the Corporation in order that the Corporation may have the benefit of Executive's experience and knowledge of the business affairs and activities of the Corporation and the benefit of the Executive's reputation and contacts in the community. The Executive shall be available for advice and counsel to the officers and directors of the Corporation and said advisory and consulting services shall be performed in Harrisburg, Pennsylvania, and its environs and in such other locations as shall be mutually agreeable to the Executive and to the Corporation. As full compensation for such consulting and advisory services, the Executive shall receive an amount equal to his annual base compensation in effect on the date of termination of his employment plus reimbursement for all expenses reasonably incurred by him, with the advance concurrence of the Corporation, in the performance of his consulting services, which expenses shall be accounted for in accordance with the Corporation's standard procedures relating to reimbursement of expenses. The Executive's compensation for consulting and advisory services set forth above shall be paid by the Corporation to the Executive in approximately equal monthly installments over the one (1) year term.

     C.   Section 280G Gross-Up Payment. Should the total of all payments made
          -----------------------------
to the Executive pursuant to this Agreement, together with any other payments which the Executive has a right to receive from the Corporation, the Bank, any of the other subsidiaries of the Corporation, or any successors of any of the foregoing, result in the imposition of an excise tax under Internal Revenue Code
Section 4999 (or any successor thereto), the Executive shall be entitled to an additional "excise tax" adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, the Executive will be in the same after-tax position as if no excise tax had been imposed. Any payment or benefit which is required to be included under Internal Revenue Code Sections 280G or 4999 (or any successor provisions thereto) for purposes of determining whether an excise tax is payable shall be deemed a payment "made to the Executive" or a payment "which the Executive has a right to receive" for purposes of this provision. The Corporation (or its successor) shall be responsible for the costs of calculation of the excise tax by the Corporation's independent certified accountant and tax counsel and shall notify the Executive of the amount of excise tax due prior to the time such excise tax is due. If at any time it is determined that the additional "excise tax" adjustment payment previously made to the Executive was insufficient to cover the effect of the excise tax, the excise tax gross-up payment pursuant to this provision shall be increased to make the Executive whole, including an amount to cover the payment of any penalties resulting from incorrect or late payment of the excise tax resulting from the prior calculation.

                          SECTION V:  Miscellaneous.
                                      -------------

     A.   Early Retirement Income Limitation.
          ----------------------------------

          Notwithstanding anything contained in this Agreement to the contrary, supplemental retirement benefits which are being made or are to be made pursuant to Section I.A.(1) shall cease and not be resumed or, if not commenced, shall not be made if the Executive works for another bank holding company or bank within 100 miles of the main offices of the Corporation during the two (2) year period immediately following his termination of service with the Corporation. This provision shall not be applicable if Executive becomes entitled to benefit payments under Section IV.


     B.   Dauphin Pension Plan: Defined.
          -----------------------------

          As used herein, "Dauphin Pension Plan" shall mean the Dauphin Deposit Corporation Pension Plan and Trust Agreement, as amended.


     C.   Termination of Employment.
          -------------------------

          This Agreement shall not in any way constitute an employment agreement between the Executive and Corporation and shall in no way obligate the Corporation to continue the employment of the Executive with the Corporation, nor shall this Agreement limit the right of the Corporation to terminate the Executive's employment with the Corporation for any reason.

     D.   Attachment.
          ----------

          Neither this Agreement nor any benefit payable hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntarily or involuntarily, to effect such action shall be void and of no effect.

     E.   Notice.
          ------

          Any notice which shall be or may be given hereunder shall be in writing and shall be mailed by certified mail, postage prepaid, addressed as follows:

          If to the Executive:

                  Christopher R. Jennings
                  1051 Knoll Drive
                  Hummelstown, PA 17036

          If to the Corporation:

                  Director of Human Resources
                  Dauphin Deposit Corporation
                  213 Market Street
                  Harrisburg, PA 17101

Any party hereto may from time to time change the address to which notices to it shall be mailed by giving notice thereof in the manner provided for herein.

     F.   Binding Effect.
          --------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and, to the extent permitted hereunder, assigns.

     G.   Entire Agreement.
          ----------------

          This Agreement represents the entire understanding between the parties hereto and may be amended only by an instrument in writing signed by such parties and supersedes the Amended and Restated Supplemental Executive Benefit and Change in Control Agreement dated October 15, 1992.

     H.   Jurisdiction.
          ------------

          The parties hereto consent to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania in any and all action arising hereunder.

     I.   Governing Law.
          -------------

          This Agreement shall be governed and construed under the laws of the Commonwealth of Pennsylvania as in effect at the time of the execution of this Agreement.

     J.   Headings.
          --------

          All headings preceding the text of the several paragraphs hereof are inserted solely for reference and shall not constitute a part of this Agreement, nor affect its meaning, construction or effect.

     K.   Type of Arrangement and Status.
          ------------------------------

          It is the intention of the parties that this Agreement constitutes an unfunded arrangement for Federal Income Tax purposes and for purposes of Title I of ERISA and is an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Executive's interest pursuant to the contractual obligation of the Corporation under this Agreement is that of a general unsecured creditor of the Corporation and constitutes merely a promise to make benefit payments in the future.

     L.   Enforcement.
          -----------

          If the Executive determines in good faith that the Corporation or any successor, has failed to comply with its obligations under this Agreement, or if the Corporation or any successor or any other person takes any action to declare this Agreement void or unenforceable in whole or in part, or institutes any legal action or arbitration proceeding with respect to this Agreement, the Corporation hereby irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Corporation to represent the

Executive in connection with any and all actions and proceedings, whether by or against the Corporation, any acquiror or successor, or any director, officer, stockholder or other person affiliated with any of the foregoing, which may adversely affect the Executive's rights hereunder. In such event, the Corporation shall reimburse the Executive for all of the Executive's reasonable costs and expenses (including reasonable attorney's fees) incurred and expended in connection with enforcement.

     M.   Excise Tax Matters.
          ------------------

          It is the intention of the Corporation that the Executive not be required to incur any expenses associated with determination of the amount of any "excess parachute payment" under Internal Revenue Code Section 280G or the amount of any excise tax imposed on the Executive pursuant to Internal Revenue Code Section 4999 (or any successor provisions thereto). Therefore, the Corporation agrees to pay all expenses, including the expenses of the Corporation's independent certified accountant and tax counsel, related to the determination of any excess parachute payment and excise tax, and to pay the legal costs and expenses of any tax audit of the Executive to the extent such expenses relate to the amount of the excise tax determined by the Corporation.

     N.   Other Benefits Not Affected. Notwithstanding any provision to the
          ---------------------------
contrary, the payments provided by or as a result of this Agreement shall not affect the Executive's rights to receive any payments or benefits to which the Executive may be or become entitled under any other existing or future agreement or arrangement of the Corporation, the Bank or any successor with the Executive, or under any existing or future benefit plan or arrangement of the Corporation, the Bank or any successor in which the Executive is or becomes a participant, or under which the Executive has or obtains rights, including without limitation, any qualified or nonqualified deferred compensation or retirement plans or programs. Any such rights of the Executive shall be determined in accordance with the terms and conditions of the applicable agreement, arrangement or plan.

     O.   Withholding for Taxes. All payments required to be made under this
          ---------------------
Agreement will be subject to withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

    SECTION VI:  Alternate Method of Payment Following a Change in Control.
                 ---------------------------------------------------------

          The Dauphin Deposit Supplemental Benefit Trust ("Trust") established by the Bank and the Corporation to assist the Bank and the Corporation in meeting its supplemental retirement income benefit, pre-retirement death benefit or disability benefit obligations under this Agreement following a change in control, as defined in the Trust, or earlier as the case may be, conforms in substantive respect to the model trust, as described in Revenue Procedure 92-64.

Notwithstanding the establishment of the Trust, the Bank and the Corporation shall remain obligated to pay benefits under this Agreement to the extent the Trust does not, at any time, have adequate assets to pay benefits when due under this Agreement.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and attested to on its behalf by its duly authorized officers, and the Executive hereunder has set his hand and seal as of the day and year first above written.

ATTEST:                              DAUPHIN DEPOSIT CORPORATION


/s/ George W. King                   By:   /s/ Dennis L. Dinger
-----------------------------           --------------------------------------
Secretary                               Senior Executive Vice President

(SEAL)

WITNESS:


/s/ Gloria M. Hoffman                     /s/ Christopher R. Jennings   (SEAL)
-----------------------------         ----------------------------------
                                             Christopher R. Jennings

          By execution hereof, Dauphin Deposit Bank and Trust Company consents to and agrees to be bound by the terms and conditions of this Agreement.

ATTEST:                               DAUPHIN DEPOSIT BANK AND TRUST COMPANY


/s/ George W. King                    By: /s/ Dennis L. Dinger
-----------------------------            -------------------------------------
Secretary                                Senior Executive Vice President

(SEAL)